UiPath Reports Third Quarter Fiscal 2025 Financial Results
Revenue of $355 million increases 9 percent year-over-year
ARR of $1.607 billion increases 17 percent year-over-year
NEW YORK, NY – December 5, 2024 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation and AI software company, today announced financial results for its third quarter fiscal 2025 ended October 31, 2024.
“Our customers’ response to the agentic automation vision and roadmap that we announced at FORWARD has been energizing and reinforces our leading position in the AI-powered automation market,” said Daniel Dines, UiPath Founder and Chief Executive Officer. “We have conviction that UiPath provides a differentiated approach to agentic automation that will expand our market opportunity by enabling customers to automate more complex and variable workflows to deliver enterprise-wide AI transformation.”
Third Quarter Fiscal 2025 Financial Highlights
•Revenue of $355 million increased 9 percent year-over-year.
•ARR of $1.607 billion increased 17 percent year-over-year.
•Net new ARR of $56 million.
•Dollar based net retention rate of 113 percent.
•GAAP gross margin was 82 percent.
•Non-GAAP gross margin was 85 percent.
•GAAP operating loss was $(43) million.
•Non-GAAP operating income was $50 million.
•Net cash flow from operations was $28 million.
•Non-GAAP adjusted free cash flow was $33 million.
•Cash, cash equivalents, and marketable securities were $1.6 billion as of October 31, 2024.
“We are pleased to report third quarter results ahead of our expectations, reflecting our team’s improving execution. We have made good progress on returning to our entrepreneurial roots and refocusing our teams to be more customer centric and driving efficiency across the organization,” said Ashim Gupta, UiPath Chief Financial Officer and Chief Operating Officer. “In fiscal year 2026 we believe that this focus, along with the investments we are making in our product innovation, will stabilize net new ARR dollars while accelerating our non-GAAP adjusted free cash flow growth rate.”
Financial Outlook
For the fourth quarter fiscal 2025, UiPath expects:
•Revenue in the range of $422 million to $427 million
•ARR in the range of $1.669 billion to $1.674 billion as of January 31, 2025
•Non-GAAP operating income of approximately $100 million
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•UiPath Unveils New Vision for the Future with Agentic Automation: At its annual FORWARD user conference in October, UiPath announced its new vision and strategic direction centered on the next evolution of enterprise automation – agentic automation. UiPath is innovating customer automation journeys with agentic automation – a progressive leap from robotic process automation (RPA) that combines AI agents, robots, people, and models to deliver AI transformation enterprise-wide for end-to-end processes. The value of agentic automation lies in its potential to efficiently tackle the long tail of complex and differentiated use cases across industries, while offering previously unseen potential for customization, adaptability, and cost savings. As part of this new vision, UiPath announced a preview of Agent Builder™, a tool for automation developers to build, evaluate, and publish enterprise agents that work cooperatively with robots on UiPath’s automation platform. Agent Builder is part of the UiPath Studio family of developer tools, meaning developers can use Studio to develop and deploy workflows and apps that work with agents.
•Announces an Integrated Offering with SAP to Accelerate Enterprise Automation for SAP Customers: UiPath announced that the UiPath Platform™ is integrated with the SAP Build Process Automation solution and sold as one of the SAP Solution Extensions. The offering is integrated with SAP Build Process Automation and will help to enable true enterprise-wide transformation by allowing customers to embrace a holistic view of automation across heterogeneous environments that span both SAP and non-SAP systems. The UiPath addition to SAP Solution Extensions can help customers readily automate business processes and operate at enterprise scale. The integrated offering can unlock the full potential of enterprise automation for customers looking to save costs and quickly deploy enterprise-wide automations. With the solution extension, SAP customers can accelerate business transformation, migrate critical business systems to the cloud, and streamline business processes that traverse enterprise systems and applications.
•Integrates Anthropic Claude Language Models to Deliver Next Generation AI Assistant and Solutions: UiPath announced the integration of Anthropic’s large language model (LLM), Claude 3.5 Sonnet, to deliver new AI features in three key products, including UiPath Autopilot for Everyone, Clipboard AI, and a new medical record summarization solution. Businesses will be able to achieve greater accuracy with UiPath's platform and Claude’s advanced trusted and responsible AI capabilities. Autopilot for Everyone, now available to UiPath customers, is an AI companion that streamlines daily work tasks. Customers are using Autopilot for Everyone to improve employee self-service, ground responses in domain and business-specific knowledge, and automate repetitive work. As part of the partnership with Anthropic, UiPath also launched a new industry solution to help healthcare organizations revolutionize medical record summarization and empower them to take full advantage of the combined power of GenAI and enterprise automation to create a more efficient and accurate way to analyze medical documents.
•UiPath and Inflection AI Announce Partnership to Bring Agentic AI to Security-Focused Industries: UiPath announced a strategic partnership with Inflection AI to integrate the UiPath Platform™ with the new Inflection for Enterprise solution, allowing enterprises to achieve greater levels of operational efficiency and effectiveness without compromising trust and AI security options. Inflection AI develops one of the world's leading LLMs and recently announced the first enterprise-grade AI system designed to accelerate the adoption and impact of AI for the world’s largest enterprises. Through its collaboration with Intel, Inflection intends to make UiPath available as an option to Intel’s Tiber AI Cloud service, leveraging Intel’s new Gaudi 3 processors.
•Announces 2024 Customer and Partner Award Winners: At its FORWARD conference, UiPath announced the customer winners of the AI25 Awards – an annual program that recognizes the 25 most innovative UiPath customers using AI and automation as a strategic change enabler – and its global and regional partners of the year recognizing partners that demonstrate an outstanding commitment to helping organizations bring AI to life in the enterprise.
•UiPath and Indosat Partner to Elevate Workers’ Skills through Enterprise Automation: UiPath announced a partnership with Indosat Ooredoo Hutchison (Indosat or IOH) to empower 100,000 knowledge workers in Indonesia with enterprise automation skills by 2027. This initiative aims to prepare Indonesia's digital talents in supporting the country’s transformation into a global AI and automation talent hub.
•UiPath Issues Annual State of the Automation Professional Report, Highlights AI’s Influence on Workers: UiPath’s annual global survey of automation professionals and students revealed 90% of automation professionals are using or planning to use AI within the coming year. The report found that the primary motivation behind integrating AI into workflows is increased productivity (66%), and automation professionals are utilizing the technology in various ways, including writing code (67%), creating documentation (57%), and testing (47%).
Conference Call and Webcast
UiPath will host a conference call today, Thursday, December 5, 2024, at 5:00 p.m. Eastern Time, to discuss the Company's third quarter fiscal 2025 financial results and its guidance for the fourth quarter fiscal 2025. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13750006. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
About UiPath
UiPath (NYSE: PATH) develops AI technology that mirrors human intelligence with ever-increasing sophistication, transforming how businesses operate, innovate, and compete. The UiPath Platform™ accelerates the shift toward a new era of agentic automation—one where agents, robots, people, and models integrate seamlessly to enable autonomous processes and smarter decision making. With a focus on security, accuracy, and resiliency, UiPath is committed to shaping a world where AI enhances human potential and revolutionizes industries. For more information, visit www.uipath.com.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding: our financial guidance for the fourth fiscal quarter 2025; our ability to drive and accelerate future growth and operational efficiency and grow our platform, product offerings, and market opportunity; our business strategy; plans and objectives of management for future operations; the estimated addressable market opportunity for our platform and the growth of the enterprise automation market; the success of our platform and new releases including the incorporation of AI; the success of our collaborations with third parties; our customers’ behaviors and potential automation spend; and details of UiPath’s stock repurchase program. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our expectations regarding our revenue, annualized renewal run-rate (ARR), expenses, and other operating results; our ability to effectively manage our growth and achieve or sustain profitability; our ability to acquire new customers and successfully retain existing customers; the ability of the UiPath Platform™ to satisfy and adapt to customer demands and our ability to increase its adoption; our ability to grow our platform and release new functionality in a timely manner; future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; the costs and success of our marketing efforts and our ability to evolve and enhance our brand; our growth strategies; the estimated addressable market opportunity for our platform and for automation in general; our reliance on key personnel and our ability to attract, integrate, and retain highly-qualified personnel and execute management transitions; our ability to obtain, maintain, and enforce our intellectual property rights and any costs associated therewith; the effect of significant events with macroeconomic impacts, including but not limited to military conflicts and other changes in geopolitical relationships and inflationary cost trends, on our business, industry, and the global economy; our reliance on third-party providers of cloud-based infrastructure; our ability to compete effectively with existing competitors and new market entrants, including new, potentially disruptive technologies; the size and growth rates of the markets in which we compete; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance and other forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 filed with the United States Securities and Exchange Commission (SEC) on March 27, 2024, in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, and in other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is the key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support. ARR also does not reflect nonrecurring rebates payable to partners (upon establishing sufficient history of their nonrecurring nature), the impact of nonrecurring incentives (such as one-time discounts provided under sales promotional programs), and any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves (for example those for credit losses or disputed amounts). ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which is impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;

•charitable donation of Class A common stock; and
•in the case of non-GAAP net income, release of valuation allowance on deferred tax assets and estimated tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue:
Licenses	$137,174	$148,068	$389,553	$401,407
Subscription services	206,922	167,529	586,726	473,880
Professional services and other	10,557	10,324	29,739	27,532
Total revenue	354,653	325,921	1,006,018	902,819
Cost of revenue:
Licenses	2,340	2,781	7,334	8,336
Subscription services	43,487	28,647	123,770	78,502
Professional services and other	17,936	18,492	51,304	55,736
Total cost of revenue	63,763	49,920	182,408	142,574
Gross profit	290,890	276,001	823,610	760,245
Operating expenses:
Sales and marketing	187,188	191,282	561,657	521,413
Research and development	96,976	84,514	281,012	246,462
General and administrative	50,090	56,024	177,119	172,185
Total operating expenses	334,254	331,820	1,019,788	940,060
Operating loss	(43,364)	(55,819)	(196,178)	(179,815)
Interest income	10,055	14,483	37,255	41,913
Other income, net	7,810	13,725	26,199	25,491
Loss before income taxes	(25,499)	(27,611)	(132,724)	(112,411)
(Benefit from) provision for income taxes	(14,844)	3,926	(7,236)	11,388
Net loss	$(10,655)	$(31,537)	$(125,488)	$(123,799)
Net loss per share, basic and diluted	$(0.02)	$(0.06)	$(0.22)	$(0.22)
Weighted-average shares used in computing net loss per share, basic and diluted	551,036	567,036	562,950	562,651

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	October 31, 2024	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$773,630	$1,061,678
Restricted cash	438	438
Marketable securities	795,411	818,145
Accounts receivable, net of allowance for credit losses of $2,238 and $1,119, respectively	336,137	436,296
Contract assets	109,918	84,197
Deferred contract acquisition costs	79,644	74,678
Prepaid expenses and other current assets	81,300	104,980
Total current assets	2,176,478	2,580,412
Marketable securities, non-current	34,397	—
Contract assets, non-current	12,618	6,214
Deferred contract acquisition costs, non-current	145,968	154,317
Property and equipment, net	25,132	23,982
Operating lease right-of-use assets	69,598	56,072
Intangible assets, net	9,331	14,704
Goodwill	89,864	89,026
Deferred tax assets	27,990	4,678
Other assets, non-current	71,915	25,353
Total assets	$2,663,291	$2,954,758

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$18,426	$3,447
Accrued expenses and other current liabilities	93,883	83,997
Accrued compensation and employee benefits	88,794	137,442
Deferred revenue	494,370	486,805
Total current liabilities	695,473	711,691
Deferred revenue, non-current	149,361	161,027
Operating lease liabilities, non-current	76,798	58,713
Other liabilities, non-current	9,814	7,213
Total liabilities	931,446	938,644
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(486,985)	(102,615)
Additional paid-in capital	4,249,569	4,024,079
Accumulated other comprehensive income	8,924	8,825
Accumulated deficit	(2,039,669)	(1,914,181)
Total stockholders’ equity	1,731,845	2,016,114
Total liabilities and stockholders’ equity	$2,663,291	$2,954,758

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Nine Months Ended October 31,
	2024	2023
Cash flows from operating activities
Net loss	$(125,488)	$(123,799)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,017	16,555
Amortization of deferred contract acquisition costs	62,951	52,828
Net amortization on marketable securities	(26,552)	(19,556)
Stock-based compensation expense	270,520	283,025
Charitable donation of Class A common stock	6,564	4,215
Non-cash operating lease expense	11,762	9,663
Provision for deferred income taxes	(20,773)	(1,040)
Other non-cash credits, net	(57)	(4,864)
Changes in operating assets and liabilities:
Accounts receivable	98,062	(1,507)
Contract assets	(32,179)	(14,875)
Deferred contract acquisition costs	(59,657)	(71,727)
Prepaid expenses and other assets	10,228	17,247
Accounts payable	14,954	5,767
Accrued expenses and other liabilities	11,230	22,309
Accrued compensation and employee benefits	(48,587)	(40,590)
Operating lease liabilities, net	(10,750)	(10,296)
Deferred revenue	(1,762)	30,125
Net cash provided by operating activities	174,483	153,480
Cash flows from investing activities
Purchases of marketable securities	(1,162,243)	(1,006,606)
Maturities of marketable securities	1,176,776	576,480
Purchases of property and equipment	(7,531)	(3,558)
Purchases of investments	(35,809)	—
Other investing, net	—	2,754
Net cash used in investing activities	(28,807)	(430,930)
Cash flows from financing activities
Repurchases of Class A common stock	(381,403)	(52,649)
Proceeds from exercise of stock options	934	5,421
Payments of tax withholdings on net settlement of equity awards	(60,483)	(75,495)
Net receipts (payments) of tax withholdings on sell-to-cover equity award transactions	99	(645)
Proceeds from employee stock purchase plan contributions	12,893	14,253
Payment of deferred consideration related to business acquisition	(5,570)	(5,863)
Net cash used in financing activities	(433,530)	(114,978)
Effect of exchange rate changes	(194)	(6,167)
Net decrease in cash, cash equivalents, and restricted cash	(288,048)	(398,595)
Cash, cash equivalents, and restricted cash - beginning of period	1,062,116	1,402,119
Cash, cash equivalents, and restricted cash - end of period	$774,068	$1,003,524

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
GAAP cost of licenses	$2,340	$2,781	$7,334	$8,336
Less: Amortization of acquired intangible assets	822	836	2,485	2,523
Non-GAAP cost of licenses	$1,518	$1,945	$4,849	$5,813

GAAP cost of subscription services	$43,487	$28,647	$123,770	$78,502
Less: Stock-based compensation expense	5,041	3,791	14,601	10,778
Less: Amortization of acquired intangible assets	602	589	1,790	1,767
Less: Employer payroll tax expense related to employee equity transactions	46	58	291	233
Less: Restructuring costs	7	(53)	325	114
Non-GAAP cost of subscription services	$37,791	$24,262	$106,763	$65,610

GAAP cost of professional services and other	$17,936	$18,492	$51,304	$55,736
Less: Stock-based compensation expense	2,953	2,764	8,438	8,546
Less: Employer payroll tax expense related to employee equity transactions	24	42	117	181
Less: Restructuring costs	(21)	—	105	—
Non-GAAP cost of professional services and other	$14,980	$15,686	$42,644	$47,009

GAAP gross profit	$290,890	$276,001	$823,610	$760,245
GAAP gross margin	82%	85%	82%	84%
Plus: Stock-based compensation expense	7,994	6,555	23,039	19,324
Plus: Amortization of acquired intangible assets	1,424	1,425	4,275	4,290
Plus: Employer payroll tax expense related to employee equity transactions	70	100	408	414
Plus: Restructuring costs	(14)	(53)	430	114
Non-GAAP gross profit	$300,364	$284,028	$851,762	$784,387
Non-GAAP gross margin	85%	87%	85%	87%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
GAAP sales and marketing	$187,188	$191,282	$561,657	$521,413
Less: Stock-based compensation expense	32,688	37,760	106,377	109,890
Less: Amortization of acquired intangible assets	307	675	1,157	2,027
Less: Employer payroll tax expense related to employee equity transactions	356	625	2,156	2,350
Less: Restructuring costs	1,956	65	9,927	1,381
Non-GAAP sales and marketing	$151,881	$152,157	$442,040	$405,765

GAAP research and development	$96,976	$84,514	$281,012	$246,462
Less: Stock-based compensation expense	34,211	30,604	96,007	88,448
Less: Employer payroll tax expense related to employee equity transactions	237	387	1,155	1,572
Less: Restructuring costs	187	(7)	1,868	387
Non-GAAP research and development	$62,341	$53,530	$181,982	$156,055

GAAP general and administrative	$50,090	$56,024	$177,119	$172,185
Less: Stock-based compensation expense	12,595	20,961	45,097	65,363
Less: Amortization of acquired intangible assets	39	41	117	123
Less: Employer payroll tax expense related to employee equity transactions	124	340	714	1,209
Less: Restructuring costs	911	20	3,427	749
Less: Charitable donation of Class A common stock	—	—	6,564	4,215
Non-GAAP general and administrative	$36,421	$34,662	$121,200	$100,526

GAAP operating loss	$(43,364)	$(55,819)	$(196,178)	$(179,815)
GAAP operating margin	(12)%	(17)%	(20)%	(20)%
Plus: Stock-based compensation expense	87,488	95,880	270,520	283,025
Plus: Amortization of acquired intangible assets	1,770	2,141	5,549	6,440
Plus: Employer payroll tax expense related to employee equity transactions	787	1,452	4,433	5,545
Plus: Restructuring costs	3,040	25	15,652	2,631
Plus: Charitable donation of Class A common stock	—	—	6,564	4,215
Non-GAAP operating income	$49,721	$43,679	$106,540	$122,041
Non-GAAP operating margin	14%	13%	11%	14%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
GAAP net loss	$(10,655)	$(31,537)	$(125,488)	$(123,799)
Plus: Stock-based compensation expense	87,488	95,880	270,520	283,025
Plus: Amortization of acquired intangible assets	1,770	2,141	5,549	6,440
Plus: Employer payroll tax expense related to employee equity transactions	787	1,452	4,433	5,545
Plus: Restructuring costs	3,040	25	15,652	2,631
Plus: Charitable donation of Class A common stock	—	—	6,564	4,215
Less: Release of valuation allowance on deferred tax assets	(24,633)	—	(24,633)	—
Tax adjustments to add-backs	2,009	1,127	4,191	3,809
Non-GAAP net income	$59,806	$69,088	$156,788	$181,866

GAAP net loss per share, basic and diluted	$(0.02)	$(0.06)	$(0.22)	$(0.22)
GAAP weighted average common shares outstanding, basic and diluted	551,036	567,036	562,950	562,651
Non-GAAP weighted average common shares outstanding, basic	551,036	567,036	562,950	562,651
Plus: Dilutive potential common shares from outstanding equity awards	2,906	10,463	7,369	11,578
Non-GAAP weighted average common shares outstanding, diluted	553,942	577,499	570,319	574,229
Non-GAAP net income per share, basic	$0.11	$0.12	$0.28	$0.32
Non-GAAP net income per share, diluted	$0.11	$0.12	$0.27	$0.32

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Nine Months Ended October 31,
	2024	2023
GAAP net cash provided by operating activities	$174,483	$153,480
Purchases of property and equipment	(7,531)	(3,558)
Cash paid for employer payroll taxes related to employee equity transactions	4,435	6,183
Net payments of employee tax withholdings on stock option exercises	6	788
Cash paid for restructuring costs	11,475	6,072
Non-GAAP adjusted free cash flow	$182,868	$162,965

Investor Relations Contact
Monica Gould
Investor.relations@uipath.com
UiPath
Media Contact
Heather Graubard
PR@uipath.com
UiPath